Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
For the Quarter Ended March 31, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
First Quarter 2014
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-KT for the 11 months ended December 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have five reportable operating segments. The three strategic business units, which represent four reportable operating segments, are the Commercial Group, Residential Group and Land Development Group (collectively, the “Real Estate Groups”). The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate reportable operating segment ("Arena"). The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes The Nets, a member of the National Basketball Association ("NBA") in which we account for our investment on the equity method of accounting.
We have approximately $8.9 billion of consolidated assets in 25 states and the District of Columbia at March 31, 2014. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. Our core markets account for approximately 79 percent of the cost of our real estate portfolio at March 31, 2014. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three months ended March 31, 2014. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. We believe the non-GAAP financial measures presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Change in Fiscal Year-End
Due to the change of our fiscal year-end to December 31 from January 31, effective December 31, 2013, certain prior periods have been recast to present information for the three months ended March 31, 2013 for comparability purposes to the three months ended March 31, 2014.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.
FFO
The majority of our peers in the publicly traded real estate industry are Real Estate Investment Trusts ("REITs") and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, results of operations discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, Operating FFO bridge and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three months ended March 31, 2014 and 2013.
We believe occupancy data, retail and office lease expirations, contractual rent, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same stabilized properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-KT
A copy of the Annual Report on Form 10-KT as filed with the Securities and Exchange Commission for the 11 months ended December 31, 2013, as amended on Form 10-KT/A on March 26, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – March 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,858,890	$23,726	$1,008,335	$—	$2,843,499
Commercial
Retail centers	1,678,063	—	1,705,571	88,903	3,472,537
Office buildings	2,710,637	106,759	275,084	—	2,878,962
Arena	934,988	578,224	—	—	356,764
Corporate and other equipment	11,282	—	—	—	11,282
Total completed rental properties	7,193,860	708,709	2,988,990	88,903	9,563,044
Projects under construction
Residential	291,218	107,948	77,070	—	260,340
Commercial
Retail centers	—	—	—	—	—
Office buildings	—	—	15,712	—	15,712
Total projects under construction	291,218	107,948	92,782	—	276,052
Projects under development
Operating properties	22,169	—	4,112	—	26,281
Residential	156,815	21,249	6,049	—	141,615
Commercial
Retail centers	28,346	—	3,701	—	32,047
Office buildings	92,018	14,932	3,115	—	80,201
Total projects under development	299,348	36,181	16,977	—	280,144
Total projects under construction and development	590,566	144,129	109,759	—	556,196
Land inventory	120,852	6,281	8,191	2,561	125,323
Total Real Estate	7,905,278	859,119	3,106,940	91,464	10,244,563
Less accumulated depreciation	(1,478,426)	(67,162)	(685,739)	(21,491)	(2,118,494)
Real Estate, net	6,426,852	791,957	2,421,201	69,973	8,126,069
Cash and equivalents	244,168	28,861	62,674	—	277,981
Restricted cash	337,143	80,517	72,562	—	329,188
Notes and accounts receivable, net	465,296	32,571	52,606	3,684	489,015
Investments in and advances to unconsolidated entities	469,865	(220,960)	(443,477)	—	247,348
Lease and mortgage procurement costs, net	155,960	18,980	90,017	4,485	231,482
Prepaid expenses and other deferred costs, net	137,908	14,110	13,465	206	137,469
Intangible assets, net	112,120	—	16,499	—	128,619
Operating property assets held for sale	78,348	—	—	(78,348)	—
Development project held for sale	519,148	139,882	—	—	379,266
Total Assets	$8,946,808	$885,918	$2,285,547	$—	$10,346,437

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – March 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,188,192	$19,253	$751,946	$—	$1,920,885
Commercial
Retail centers	718,304	—	1,323,752	74,621	2,116,677
Office buildings	1,706,861	73,671	238,775	—	1,871,965
Arena	455,298	308,438	—	—	146,860
Total completed rental properties	4,068,655	401,362	2,314,473	74,621	6,056,387
Projects under construction
Residential	143,789	46,320	41,727	—	139,196
Commercial
Retail centers	—	—	—	—	—
Office buildings	—	—	—	—	—
Total projects under construction	143,789	46,320	41,727	—	139,196
Projects under development
Operating properties	5,000	—	—	—	5,000
Residential	31,547	—	—	—	31,547
Commercial
Retail centers	—	—	—	—	—
Office buildings	—	—	—	—	—
Total projects under development	36,547	—	—	—	36,547
Total projects under construction and development	180,336	46,320	41,727	—	175,743
Land inventory	—	—	8,580	—	8,580
Total mortgage debt and notes payable, nonrecourse	4,248,991	447,682	2,364,780	74,621	6,240,710
Revolving credit facility	—	—	—	—	—
Convertible senior debt	700,000	—	—	—	700,000
Construction payables	134,574	35,316	16,628	222	116,108
Operating accounts payable and accrued expenses	586,502	71,517	166,945	6,651	688,581
Accrued derivative liability	116,729	20	7,502	—	124,211
Total Accounts payable, accrued expenses and other liabilities	837,805	106,853	191,075	6,873	928,900
Cash distributions and losses in excess of investments in unconsolidated entities	271,008	(23,831)	(270,308)	—	24,531
Deferred income taxes	466,751	—	—	—	466,751
Liabilities of operating property held for sale	81,494	—	—	(81,494)	—
Mortgage debt, nonrecourse of development project held for sale	228,000	59,669	—	—	168,331
Total Liabilities	6,834,049	590,373	2,285,547	—	8,529,223
Redeemable Noncontrolling Interest	197,040	197,040	—	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,701,755	—	—	—	1,701,755
Accumulated other comprehensive loss	(70,562)	—	—	—	(70,562)
Total Shareholders’ Equity	1,631,193	—	—	—	1,631,193
Noncontrolling interest	284,526	98,505	—	—	186,021
Total Equity	1,915,719	98,505	—	—	1,817,214
Total Liabilities and Equity	$8,946,808	$885,918	$2,285,547	$—	$10,346,437

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,800,946	$22,962	$1,071,445	$2,849,429
Commercial
Retail centers	1,848,072	—	1,694,443	3,542,515
Office buildings	2,713,461	107,314	272,577	2,878,724
Arena	933,353	577,275	—	356,078
Corporate and other equipment	11,401	—	—	11,401
Total completed rental properties	7,307,233	707,551	3,038,465	9,638,147
Projects under construction
Residential	260,579	95,019	64,305	229,865
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	13,001	13,001
Total projects under construction	260,579	95,019	77,306	242,866
Projects under development
Operating properties	17,474	—	3,560	21,034
Residential	144,313	20,841	6,049	129,521
Commercial
Retail centers	27,284	—	3,461	30,745
Office buildings	85,829	14,259	3,110	74,680
Total projects under development	274,900	35,100	16,180	255,980
Total projects under construction and development	535,479	130,119	93,486	498,846
Land inventory	128,688	6,575	7,705	129,818
Total Real Estate	7,971,400	844,245	3,139,656	10,266,811
Less accumulated depreciation	(1,469,328)	(61,112)	(690,053)	(2,098,269)
Real Estate, net	6,502,072	783,133	2,449,603	8,168,542
Cash and equivalents	280,206	26,179	57,704	311,731
Restricted cash and escrowed funds	347,534	82,505	80,244	345,273
Notes and accounts receivable, net	455,561	37,482	51,800	469,879
Investments in and advances to unconsolidated entities	447,165	(247,642)	(423,838)	270,969
Lease and mortgage procurement costs, net	167,487	19,583	91,599	239,503
Prepaid expenses and other deferred costs, net	142,465	14,951	12,038	139,552
Intangible assets, net	105,364	—	16,812	122,176
Development project held for sale	504,171	137,341	—	366,830
Total Assets	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,151,183	$18,771	$815,368	$1,947,780
Commercial
Retail centers	866,022	—	1,327,956	2,193,978
Office buildings	1,711,904	73,966	229,288	1,867,226
Arena	450,560	305,489	—	145,071
Total completed rental properties	4,179,669	398,226	2,372,612	6,154,055
Projects under construction
Residential	135,517	42,569	31,059	124,007
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	135,517	42,569	31,059	124,007
Projects under development
Operating properties	5,000	—	—	5,000
Residential	31,320	—	—	31,320
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	36,320	—	—	36,320
Total projects under construction and development	171,837	42,569	31,059	160,327
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,351,506	440,795	2,412,251	6,322,962
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	132,008	34,922	16,669	113,755
Operating accounts payable and accrued expenses	576,805	73,535	165,378	668,648
Accrued derivative liability	123,107	25	7,299	130,381
Total Accounts payable, accrued expenses and other liabilities	831,920	108,482	189,346	912,784
Cash distributions and losses in excess of investments in unconsolidated entities	256,843	(27,049)	(265,635)	18,257
Deferred income taxes	485,894	—	—	485,894
Mortgage debt, nonrecourse of development project held for sale	228,000	59,669	—	168,331
Total Liabilities	6,854,163	581,897	2,335,962	8,608,228
Redeemable Noncontrolling Interest	171,743	171,743	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,716,788	—	—	1,716,788
Accumulated other comprehensive loss	(76,582)	—	—	(76,582)
Total Shareholders’ Equity	1,640,206	—	—	1,640,206
Noncontrolling interest	285,913	99,892	—	186,021
Total Equity	1,926,119	99,892	—	1,826,227
Total Liabilities and Equity	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended March 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Revenues from real estate operations	$215,830	$8,990	$110,458	$6,990	$324,288
Arena revenues	35,357	15,950	—	—	19,407
	251,187	24,940	110,458	6,990	343,695
Expenses
Operating expenses	147,627	4,697	50,514	4,763	198,207
Arena operating expenses	23,476	10,503	—	—	12,973
Depreciation and amortization	55,009	4,615	20,803	986	72,183
	226,112	19,815	71,317	5,749	283,363
Interest expense	(62,452)	(6,528)	(28,000)	(5,483)	(89,407)
Amortization of mortgage procurement costs	(2,125)	(163)	(801)	(41)	(2,804)
Loss on extinguishment of debt	(164)	—	(252)	(17)	(433)
Interest and other income	9,853	466	568	—	9,955
Net gain (loss) on disposition of full or partial interests in rental properties	(467)	—	24,796	26,766	51,095
Earnings (loss) before income taxes	(30,280)	(1,100)	35,452	22,466	28,738
Income tax expense (benefit)
Current	35,934	—	—	1,747	37,681
Deferred	(32,003)	—	—	8,897	(23,106)
	3,931	—	—	10,644	14,575

Net gain on change in control of interests	2,759	—	—	—	2,759
Earnings (loss) from unconsolidated entities, gross of tax	34,029	(21)	(35,452)	—	(1,402)
Earnings (loss) from continuing operations	2,577	(1,121)	—	11,822	15,520
Discontinued operations, net of tax
Operating loss from rental properties	(2,641)	(8)	—	2,633	—
Gain on disposition of rental properties	14,513	58	—	(14,455)	—
	11,872	50	—	(11,822)	—
Net earnings (loss)	14,449	(1,071)	—	—	15,520
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	1,121	1,121	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	1,071	1,071	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$15,520	$—	$—	$—	$15,520

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended March 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Revenues from real estate operations	$245,826	$12,226	$100,927	$25,105	$359,632
Arena revenues	24,140	11,515	—	—	12,625
	269,966	23,741	100,927	25,105	372,257
Expenses
Operating expenses	165,855	8,143	48,106	15,837	221,655
Arena operating expenses	18,412	8,807	—	—	9,605
Depreciation and amortization	67,804	4,446	18,338	4,297	85,993
Write-offs of abandoned development projects	12,896	—	—	—	12,896
Net (gain) loss on land held for divestiture activity	(11,187)	4,588	(1,829)	—	(17,604)
	253,780	25,984	64,615	20,134	312,545
Interest expense	(81,483)	(7,132)	(25,539)	(3,982)	(103,872)
Amortization of mortgage procurement costs	(2,741)	(172)	(783)	(181)	(3,533)
Gain (loss) on extinguishment of debt	27	—	818	(36)	809
Interest and other income	10,650	426	135	114	10,473
Gain on disposition of rental properties	—	—	—	15,636	15,636
Earnings (loss) before income taxes	(57,361)	(9,121)	10,943	16,522	(20,775)
Income tax expense (benefit)
Current	(34,272)	—	—	2,127	(32,145)
Deferred	25,607	—	—	4,513	30,120
	(8,665)	—	—	6,640	(2,025)
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	8,311	38	(9,114)	—	(841)
Net gain on land held for divestiture activity	1,829	—	(1,829)	—	—
	10,140	38	(10,943)	—	(841)
Earnings (loss) from continuing operations	(38,556)	(9,083)	—	9,882	(19,591)
Discontinued operations, net of tax
Operating earnings from rental properties	555	16	—	(539)	—
Gain on disposition of rental properties	15,178	5,835	—	(9,343)	—
	15,733	5,851	—	(9,882)	—
Net loss	(22,823)	(3,232)	—	—	(19,591)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	9,083	9,083	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(5,851)	(5,851)	—	—	—
	3,232	3,232	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(19,591)	$—	$—	$—	$(19,591)
Preferred dividends	(185)	—	—	—	(185)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(19,776)	$—	$—	$—	$(19,776)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2014
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - March 31, 2014
Completed Rental Properties
	Q1 2014	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (2)(4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$29.2	$4.5	$33.7	$134.8	$(1,517.0)
Specialty Retail Centers	13.8	(0.8)	13.0	52.0	(525.1)
Subtotal Retail	$43.0	$3.7	$46.7	$186.8	$(2,042.1)
Office
Life Science	$11.4	$1.5	$12.9	$51.6	$(379.9)
New York	32.3	2.9	35.2	140.8	(1,236.3)
Central Business District	4.9	—	4.9	19.6	(96.6)
Suburban/Other	3.9	—	3.9	15.6	(159.2)
Subtotal Office	$52.5	$4.4	$56.9	$227.6	$(1,872.0)
Arena	$6.4	$2.6	$9.0	$35.8	$(146.9)
Residential Real Estate
Apartments	$40.5	$0.4	$40.9	$163.6	$(1,748.7)
Subsidized Senior Housing	3.3	0.8	4.1	16.4	(118.3)
Military Housing	4.9	(1.1)	3.8	15.0	(53.9)

Subtotal Rental Properties	$150.6	$10.8	$161.4	$645.2	$(5,981.9)
Other	(11.4)	2.6	(8.8)	(35.0)	—
Total Rental Properties	$139.2	$13.4	$152.6	$610.2	$(5,981.9)

Development Pipeline				Book Value (4)
Projects under construction				$276.1	$(139.2)
Projects under development				$280.1	$(36.5)
Development project held for sale				$379.3	$(168.3)
Land inventory				$125.3	$(8.6)
Other Tangible Assets
Cash and equivalents				$278.0
Restricted cash and escrowed funds				$329.2
Notes and accounts receivable, net (5)				$489.0
Net investments and advances to unconsolidated entities				$222.8
Prepaid expenses and other deferred costs, net				$137.5
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt				$(700.0)
Less: convertible debt				$700.0
Construction payables				$(116.1)
Operating accounts payable and accrued expenses (6)				$(688.6)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended March 31, 2014 (in millions)				235.5

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2014 (continued)

(1)	Q1 2014 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended March 31, 2014 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of April 30, 2014
	(in millions)
Apartments:
The Continental	$54.8	$54.8	96%
1111 Stratford	$23.9	$23.9	69%
Aster Conservatory Green	$49.5	$44.6	42%
Specialty Retail Centers:
The Yards - Boilermaker Shops	$21.9	$21.9	86%
The Yards - Lumber Shed	$15.5	$15.5	89%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	64%/73%

a)
NOI for The Continental, 1111 Stratford, Aster Conservatory Green, The Yards - Boilermaker Shops and The Yards - Lumber Shed is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 851,000 square feet of leases that have been signed, representing 64% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 73%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q1 2014 NOI to arrive at an annual stabilized NOI of $35.8 million.

In addition, we include stabilization adjustments to the Q1 2014 NOI as follows:

d)	Due to the temporary decline in occupancy at One Pierrepont Plaza (New York Office), we have included a stabilization adjustment to the Q1 2014 NOI to arrive at our estimate of stabilized NOI.

e)
Due to ongoing or planned renovations at Ballston Common Mall (Regional Mall) and Heritage (Apartments), and their effect on the NOI of each property, we have included stabilization adjustments to the Q1 2014 NOI to arrive at our estimate of stabilized NOI.

f)	On April 11, 2014, we disposed of Promenade Bolingbrook (Regional Mall); therefore, we have removed nonrecourse debt of $74.6 million and NOI attributable to this property.

g)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q1 2014 NOI to arrive at our estimate of stabilized NOI.

h)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million.

i)	Other excludes tax credit income of $3.9 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q1 2014 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of March 31, 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $168.0 million of straight-line rent receivable (net of $11.0 million of allowance for doubtful accounts).

(6)	Includes $36.4 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - March 31, 2014 and 2013
Retail and office occupancy data presented below represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated using the sum of the total tenant occupied space under the lease and vacant space under lease. Retail occupancy data includes leases with original terms of one year or less.

	Leased Occupancy as of March 31,
Retail	2014	2013
Comparable	93.9%	93.5%
Total	91.8%	91.1%
Office
Comparable	92.9%	91.4%
Total	92.5%	90.2%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Three Months Ended March 31,
Residential	2014	2013
Comparable	94.3%	94.4%
Total	91.9%	93.4%
The graph below provides comparable leased occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package.

(2)
The increases for the rolling 12-months ended March 31, 2014 and December 31, 2013 over prior periods are primarily due to the exclusion of sales data at Orchard Town Center (disposed Q4-13) and Promenade Bolingbrook (classified as held for sale as of March 31, 2014). With a comparable exclusion of Orchard Town Center and Promenade Bolingbrook sales data, sales per square foot for the rolling 12-months ended September 30, 2013 and December 31, 2013, would have been $505 and $511, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q2 2013	26	67,367	$62.97	$54.08	16.4%
Q3 2013	37	98,124	$55.10	$46.70	18.0%
Q4 2013	24	79,493	$59.29	$49.53	19.7%
Q1 2014	32	114,132	$52.60	$42.93	22.5%
Total	119	359,116	$56.71	$47.51	19.4%

Specialty Retail Centers

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q2 2013	4	49,249	$41.42	$41.34	0.2%
Q3 2013	4	33,643	$36.19	$42.09	(14.0)%
Q4 2013	3	4,905	$31.46	$30.24	4.0%
Q1 2014	2	8,994	$34.14	$35.37	(3.5)%
Total	13	96,791	$38.42	$40.49	(5.1)%

Office Buildings
The following table represent those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q2 2013	18	212,107	$34.27	$31.60	8.4%	4	74,329	$34.61	286,436
Q3 2013	22	75,276	$19.19	$23.34	(17.8)%	6	21,107	$17.95	96,383
Q4 2013	27	120,088	$18.74	$17.63	6.3%	5	15,468	$18.50	135,556
Q1 2014	19	190,669	$47.26	$43.21	9.4%	4	11,324	$20.82	201,993
Total	86	598,140	$33.40	$31.45	6.2%	19	122,228	$28.42	720,368

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended March 31,			Three Months Ended March 31,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	8,190	$1,820	$1,758	3.5%	95.0%	94.8%	0.2%
Non-Core Markets	8,550	$957	$934	2.5%	93.1%	93.7%	(0.6)%
Total Comparable Apartments	16,740	$1,379	$1,337	3.1%	94.3%	94.4%	(0.1)%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months	Two Months		Three Months	Two Months
		Ended	Ended		Ended	Ended
Comparable Apartment	Leasable Units	March 31,	December 31,		March 31,	December 31,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	8,628	$1,812	$1,823	(0.6)%	95.0%	94.8%	0.2%
Non-Core Markets	8,550	$957	$956	0.1%	93.1%	93.6%	(0.5)%
Total Comparable Apartments	17,178	$1,387	$1,391	(0.3)%	94.4%	94.6%	(0.2)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended March 31, 2014, 18.8% of leasable units in core markets and 3.8% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata (% change over same period prior year)

Three Months Ended
March 31, 2014
Retail	(2.7)%
Office	1.6%
Residential	5.5%
Total	1.5%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						11 Months Ended	Years Ended
	March 31, 2014	December 31, 2013	October 31, 2013	July 31, 2013	April 30, 2013		December 31, 2013	January 31, 2013	January 31, 2012
Retail	(2.7)%	3.6%	0.5%	3.5%	0.5%	Retail	3.6%	2.1%	2.6%
Office	1.6%	(9.3)%	(4.0)%	(4.7)%	(6.0)%	Office	(6.4)%	2.1%	(2.6)%
Residential	5.5%	3.3%	5.3%	7.1%	1.7%	Residential	4.7%	7.3%	7.3%
Total	1.5%	(2.0)%	(0.1)%	1.1%	(1.9)%	Total	(0.2)%	3.2%	1.4%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$35,058	$—	$—	$35,058	$36,047	$—	$—	$36,047	(2.7)%	(2.7)%
Total	41,151	—	1,870	43,021	57,679	1,196	5,113	61,596
Office Buildings
Comparable	55,644	2,310	—	53,334	54,711	2,210	—	52,501	1.7%	1.6%
Total	55,117	2,529	(43)	52,545	54,243	2,137	2,058	54,164
Hotels	—	—	—	—	151	—	69	220
Outlot land sales	—	—	459	459	—	—	1,500	1,500
Write-offs of abandoned development projects	—	—	—	—	(12,723)	—	—	(12,723)
Other (1)	(7,949)	(234)	—	(7,715)	(8,013)	(428)	133	(7,452)
Total Commercial Group
Comparable	90,702	2,310	—	88,392	90,758	2,210	—	88,548	(0.1)%	(0.2)%
Total	88,319	2,295	2,286	88,310	91,337	2,905	8,873	97,305
Arena	11,864	5,447	—	6,417	5,728	2,708	—	3,020
Residential Group
Apartments
Comparable	38,501	350	—	38,151	36,519	360	—	36,159	5.4%	5.5%
Total	41,285	836	—	40,449	35,331	744	181	34,768
Subsidized Senior Housing	3,242	(10)	—	3,252	3,374	44	—	3,330
Military Housing	4,979	53	—	4,926	7,101	201	—	6,900
Write-offs of abandoned development projects	—	—	—	—	(173)	—	—	(173)
Other (1)	(3,892)	292	—	(4,184)	(3,096)	108	91	(3,113)
Total Residential Group
Comparable	38,501	350	—	38,151	36,519	360	—	36,159	5.4%	5.5%
Total	45,614	1,171	—	44,443	42,537	1,097	272	41,712
Total Rental Properties
Comparable	129,203	2,660	—	126,543	127,277	2,570	—	124,707	1.5%	1.5%
Total	145,797	8,913	2,286	139,170	139,602	6,710	9,145	142,037
Land Development Group	12,880	1,272	—	11,608	4,386	545	—	3,841
Corporate Activities (2)	(13,421)	—	—	(13,421)	(12,644)	—	—	(12,644)
Grand Total	$145,256	$10,185	$2,286	$137,357	$131,344	$7,255	$9,145	$133,234

(1)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

(2)	Includes The Nets.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

NOI by Product Type	$156,260	NOI by Product Type	$166,099
Hotels	—	Hotels	220
Arena	6,417	Arena	3,020
Corporate Activities	(13,421)	Corporate Activities	(12,644)
Write-offs of abandoned development projects	—	Write-offs of abandoned development projects	(12,896)
Other (3)	(11,899)	Other (3)	(10,565)
Grand Total NOI	$137,357	Grand Total NOI	$133,234

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

NOI by Market	$151,334	NOI by Market	$159,199
Hotels	—	Hotels	220
Arena	6,417	Arena	3,020
Military Housing	4,926	Military Housing	6,900
Corporate Activities	(13,421)	Corporate Activities	(12,644)
Write-offs of abandoned development projects	—	Write-offs of abandoned development projects	(12,896)
Other (3)	(11,899)	Other (3)	(10,565)
Grand Total NOI	$137,357	Grand Total NOI	$133,234

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended March 31, 2014					Three Months Ended March 31, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$145,256	$10,185	$—	$2,286	$137,357	$131,344	$7,255	$—	$9,145	$133,234
Interest expense	(62,452)	(6,528)	(28,000)	(5,483)	(89,407)	(81,483)	(7,132)	(25,539)	(3,982)	(103,872)
Interest expense of unconsolidated entities	(28,000)	—	28,000	—	—	(25,539)	—	25,539	—	—
Gain (loss) on extinguishment of debt	(164)	—	(252)	(17)	(433)	27	—	818	(36)	809
Gain (loss) on extinguishment of debt of unconsolidated entities	(252)	—	252	—	—	818	—	(818)	—	—
Equity in (earnings) loss of unconsolidated entities	(34,029)	21	35,452	—	1,402	(10,140)	(38)	10,943	—	841
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	11,187	(4,588)	1,829	—	17,604
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	1,829	—	(1,829)	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	(467)	—	24,796	26,766	51,095	—	—	—	15,636	15,636
Gain on disposition of unconsolidated entities	24,796	—	(24,796)	—	—	—	—	—	—	—
Depreciation and amortization—Real Estate Groups (a)	(53,832)	(4,615)	(20,803)	(986)	(71,006)	(66,415)	(4,446)	(18,338)	(4,297)	(84,604)
Amortization of mortgage procurement costs	(2,125)	(163)	(801)	(41)	(2,804)	(2,741)	(172)	(783)	(181)	(3,533)
Depreciation and amortization of unconsolidated entities	(21,604)	—	21,604	—	—	(19,121)	—	19,121	—	—
Straight-line rent adjustment	2,593	—	—	(59)	2,534	2,873	—	—	237	3,110
Earnings (loss) before income taxes	$(30,280)	$(1,100)	$35,452	$22,466	$28,738	$(57,361)	$(9,121)	$10,943	$16,522	$(20,775)

(a) Depreciation and amortization—Real Estate Groups	$53,832	$4,615	$20,803	$986	$71,006	$66,415	$4,446	$18,338	$4,297	$84,604
Depreciation and amortization—Non-Real Estate	1,177	—	—	—	1,177	1,389	—	—	—	1,389
Total depreciation and amortization	$55,009	$4,615	$20,803	$986	$72,183	$67,804	$4,446	$18,338	$4,297	$85,993

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three months ended March 31, 2014, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Results of Operations
Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended March 31, 2014 compared with the three months ended March 31, 2013.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended March 31, 2013	$248,204	$102,697	$12,625	$8,731	$372,257
Increase (decrease) due to:
Comparable portfolio	(782)	2,255	—	—	1,473
Non-comparable properties (1)	2,906	2,526	6,782	—	12,214
Properties in which partners' interest recently acquired	—	2,507	—	—	2,507
Recently disposed properties	(18,640)	(1,956)	—	—	(20,596)
Properties in which partial interest was recently disposed	(19,938)	—	—	—	(19,938)
Land sales	(4,999)	—	—	8,796	3,797
Military housing	—	(2,280)	—	—	(2,280)
Other	(5,532)	(207)	—	—	(5,739)
Revenues for the three months ended March 31, 2014	$201,219	$105,542	$19,407	$17,527	$343,695

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended March 31, 2013	$11,059	$136,786	$66,609	$9,605	$7,201	$231,260
Increase (decrease) due to:
Comparable portfolio	—	(374)	(523)	—	—	(897)
Non-comparable properties (1)	—	660	984	3,368	—	5,012
Properties in which partners' interest recently acquired	—	—	892	—	—	892
Recently disposed properties	—	(10,371)	(1,467)	—	—	(11,838)
Properties in which partial interest was recently disposed	—	(6,798)	—	—	—	(6,798)
Land cost of sales	—	(3,958)	—	—	2,051	(1,907)
Military housing	—	—	(432)	—	—	(432)
Subsidized senior housing	—	—	83	—	—	83
Development, management, Corporate and other expenses	502	(3,515)	(607)	—	(575)	(4,195)
Operating expenses for the three months ended March 31, 2014	$11,561	$112,430	$65,539	$12,973	$8,677	$211,180

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended March 31, 2013	$16,053	$67,748	$15,900	$4,358	$(187)	$103,872
Increase (decrease) due to:
Comparable portfolio	—	(3,613)	(147)	—	—	(3,760)
Non-comparable properties (1)	—	(73)	252	350	—	529
Properties in which partners' interest recently acquired	—	—	1,277	—	—	1,277
Recently disposed properties	—	(2,673)	(496)	—	—	(3,169)
Properties in which partial interest was recently disposed	—	(6,353)	—	—	—	(6,353)
Military Housing	—	—	25	—	—	25
Subsidized senior housing	—	—	(87)	—	—	(87)
Capitalized interest	—	724	(916)	—	(63)	(255)
Mark-to-market adjustments on non-designated swaps	(98)	3,598	1,473	—	—	4,973
Corporate borrowings	(6,673)	—	—	—	—	(6,673)
Other	—	(471)	(728)	—	227	(972)
Interest expense for the three months ended March 31, 2014	$9,282	$58,887	$16,553	$4,708	$(23)	$89,407

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	Commercial and Residential properties in lease-up and other non-comparable properties include the following:

Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Properties in lease-up:
The Yards - Boilermaker Shops	Q4-12	$219	$39	$25
The Yards - Lumbershed	Q3-13	335	87	85
Westchester's Ridge Hill	Q2-11/12	2,530	184	166
Non-comparable properties:
Ballston Common Mall		(178)	350	(349)
Total Commercial		$2,906	$660	$(73)
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$127	$337	$175
Aster Conservatory Green	Q3-13/14	251	271	(102)
Botanica Eastbridge	Q3-12	229	39	53
Continental Building	Q1-13	644	281	301
Non-comparable properties:
Heritage		1,275	56	(175)
Total Residential		$2,526	$984	$252
Commercial Group:
The decreases in revenues, operating expenses and interest expense for recent disposals are due to the formation of new joint ventures with an outside partner in eight regional retail malls in 2013 and our ongoing strategy to sell operating assets in non-core markets.
Ballston Common Mall is classified as a non-comparable property due to its upcoming planned renovation project and its negative effect on revenues at the property.
Residential Group:
The increases in revenues, operating expenses and interest expense related to partner's interest recently acquired are related to Uptown Apartments (Q2-2013) and 91 Sidney (Q1-2014), apartment communities in Oakland, California and Cambridge, Massachusetts, respectively.
Heritage is classified as a non-comparable property due to its ongoing renovation project and its negative effect on revenues at the property.
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net earnings attributable to Forest City Enterprises, Inc. for the three months ended March 31, 2014 was $15,520,000 versus net loss of $19,591,000 for the three months ended March 31, 2013. Although we have substantial recurring revenue sources, we also enter into significant transactions, which create substantial variances in operating results between periods. The variance to the prior year period is primarily attributable to the following increases, which are net of noncontrolling interests:

•	$35,926,000 related to 2014 gains on disposition of rental properties and unconsolidated investments exceeding 2013 gains;

•
$13,810,000 related to a decrease in depreciation and amortization expense in 2014 compared with 2013 primarily due to the change from full consolidation method of accounting to equity method upon the formation of new joint ventures with an outside partner in seven regional retail malls in 2013 and the disposition of several rental properties during 2013 and 2014;

•	$12,896,000 of decreased write-offs of abandoned development projects in 2014 compared with 2013;

•	$6,845,000 related to increased land sales in 2014 compared with 2013, primarily at our Stapleton project;

•
$6,673,000 related to a decrease in interest expense on our corporate debt due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchange of our Senior Notes due 2014 for Class A common stock during the 11 months ended December 31, 2013;

•	$3,043,000 related to increased FFO at Barclays Center in 2014 compared with 2013;

•
$2,759,000 related to the net gain on change in control of interest related to the acquisition of our partner's interest in 91 Sidney during 2013. The gain represents the adjustment to fair value of all of the assets and liabilities of the property; and

•	$2,274,000 related to the increase in FFO at properties that are in lease-up as of March 31, 2014.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

These increases were partially offset by the following decreases, net of noncontrolling interests:

•
$17,604,000 related to a decrease in the net gain on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2014 compared with 2013;

•	$14,140,000 related to the decrease in FFO at properties in which we disposed of our full or partial interest during 2013 and 2014;

•
$4,819,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting; and

•
$16,600,000 due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the three months ended March 31, 2014, we invested $22,803,000 at pro-rata consolidation ($15,285,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $30,093,000 at pro-rata consolidation ($21,731,000 at full consolidation) during the three months ended March 31, 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$15,520	$(19,591)
Depreciation and Amortization—Real Estate Groups	71,006	84,604
Gain on disposition of full or partial interests in rental properties	(51,095)	(15,636)
Income tax expense adjustment — current and deferred (1):
Gain on disposition of full or partial interests in rental properties	19,898	6,121
FFO	$55,329	$55,498

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$55,329	$55,498
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Equity-Linked Senior Notes due 2014	—	1,110
5.000% Convertible Senior Notes due 2016	382	382
4.250% Convertible Senior Notes due 2018	2,277	2,277
3.625% Convertible Senior Notes due 2020	1,664	—
FFO for per share data	$59,652	$59,267
Denominator:
Weighted average shares outstanding—Basic	197,739,076	183,809,227
Effect of stock options, restricted stock and performance shares	1,926,005	1,446,017
Effect of convertible preferred stock	—	561,772
Effect of convertible debt	32,138,215	33,499,503
Effect of convertible Class A Common Units	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	235,450,051	222,963,274
FFO Per Share	$0.25	$0.27

(1)	The following table provides detail of income tax expense (benefit):

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$8,633	$(33,507)
Deferred taxes	(13,956)	25,361
Total income tax expense (benefit) on FFO	(5,323)	(8,146)

Income tax expense (benefit) on non-FFO
Gain on disposition of full or partial interests in rental properties:
Current taxes	$29,048	$1,362
Deferred taxes	(9,150)	4,759
Total income tax expense (benefit) on non-FFO	19,898	6,121
Grand Total	$14,575	$(2,025)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation	Three Months Ended March 31,
	2014	2013	% Change
	(in thousands)
FFO	$55,329	$55,498
Net gain on land held for divestiture activity	—	(17,604)
Write-offs of abandoned development projects	—	12,896
Tax credit income	(3,947)	(5,447)
(Gain) loss on extinguishment of debt	433	(809)
Change in fair market value of nondesignated hedges	4,672	(570)
Net gain on change in control of interests	(2,759)	—
Straight-line rent adjustments	(2,534)	(3,110)
Participation payments	1,469	590
Nets Pre-tax FFO	1,153	746
Income tax benefit on FFO	(5,323)	(8,146)
Operating FFO	$48,493	$34,044	42.4%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$48,493	$34,044
If-Converted Method (adjustments for interest, pre-tax):
3.625% Puttable Equity-Linked Senior Notes due 2014	—	1,812
5.000% Convertible Senior Notes due 2016	625	625
4.250% Convertible Senior Notes due 2018	3,719	—
3.625% Convertible Senior Notes due 2020	2,719	—
Operating FFO for per share data	$55,556	$36,481

Denominator:
Weighted average shares outstanding - Diluted (1)	235,450,051	206,813,399
Operating FFO Per Share	$0.24	$0.18

(1)
For the three months ended March 31, 2013, weighted-average shares issuable upon the conversion of convertible debt of 16,149,875 were not included in the computation of diluted Operating FFO per share because their effect is anti-dilutive under the if-converted method. As a result, an adjustment to Operating FFO is not required for interest expense of $3,719,000 related to these securities.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Operating FFO by segment:
Commercial Group	$31,275	$38,291
Residential Group	25,493	21,078
Arena	1,649	(1,394)
Land Group	11,626	4,020
Corporate Group	(21,550)	(27,951)
Operating FFO	$48,493	$34,044

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended March 31, 2014 vs. Three Months Ended March 31, 2013
(in millions)
Operating FFO Increase
Operating FFO Decrease
$60.0
$50.0
$40.0
$30.0
$20.0
$34.0
6.7
5.4
4.3
4.1
1.8
2.0
12.2
6.4
$48.5
Portfolio Operating FFO increased $8.1 million
Three Months Ended March 31, 2013
Stapleton land sales
New property openings
Decreased interest on mature portfolio
Other
NOI on mature portfolio
Military Housing
Property sales
Corporate activities and interest expense
Three Months Ended March 31, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Construction
as of March 31, 2014

Projects Under Construction	Location	Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)
Residential:
Radian	Boston, MA	Q2-14	50%	(e)	50%	$0.0	$133.7	$66.9	240	5,000	Retail: 100%
2175 Market Street	San Francisco, CA	Q3-14	25%		25%	41.9	41.9	10.5	88	6,000
The Yards - Twelve12	Washington, D.C.	Q3-14	80%	(f)	100%	119.5	119.5	119.5	218	88,000	Retail: 92%
Winchester Lofts	New Haven, CT	Q3-14	90%		90%	61.7	61.7	55.5	158	—
3700M	Dallas, TX	Q3-14/Q4-14	25%	(e)	25%	0.0	90.0	22.5	381	—
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-15	25%		25%	193.7	193.7	48.4	363	4,000
						$416.8	$640.5	$323.3	1,448	103,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%	$0.0	$175.1	$87.6	246,000	246,000	94%

Retail:
Antelope Valley Mall Expansion	Palmdale, CA	Q4-14	51%	(e)	51%	$0.0	$22.5	$11.5	99,000	99,000	63%
Galleria at Sunset Expansion	Henderson, NV	Q2-15	51%	(e)	51%	0.0	22.4	11.4	32,000	32,000	69%
						$0.0	$44.9	$22.9	131,000	131,000
Total Projects Under Construction						$416.8	$860.5	$433.8

Fee Development Project (g)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-		-	$0.0	$138.0	$0.0	234,000

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For certain projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property. Upon completion, our pro-rata completed rental property balance may include costs not allocated to our partners, such as corporate capitalized interest.

(d)	Lease commitments as of April 30, 2014.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)	This is a fee development project in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of March 31, 2014

Below is a summary of our active large scale development projects, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $496.7 million ($651.9 million at full consolidation) of Projects Under Development (including our Development Project Held for Sale) on our balance sheet and pro-rata mortgage debt of $180.4 million ($240.1 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction is underway on the first residential tower, B2 BKLYN, which is expected to open in Q4-2015.

On December 16, 2013, we entered into a definitive agreement with Greenland Group, a Chinese state-owned enterprise (“Greenland”), for a joint venture to develop the Brooklyn Atlantic Yards project. If effectuated, the joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland would acquire 70% of the project, co-develop the project with us and share in the entire project costs going forward at the same percentage interest. The joint venture would develop the project consistent with the approved master plan. All due diligence by Greenland has been completed and no other significant contingencies which could prevent the transaction from closing remain. The agreement is subject to certain government and regulatory approvals. We have fulfilled all of our pre-closing requirements. The approval from the United States Federal Government has been received and necessary approvals from China are progressing. As such, it is anticipated the joint venture will close during June 2014.

We have analyzed the agreement and determined that, upon closing, the joint venture will be accounted for on the equity method of accounting, resulting in the deconsolidation of the investment in Brooklyn Atlantic Yards and its allocation of the site acquisition costs. Based on the facts described above, we estimate it is likely the transaction will close. As a result, we have classified the assets and liabilities as held for sale on our consolidated balance sheets as of March 31, 2014 and December 31, 2013, and recorded the asset at fair value, less costs to sell, resulting in an impairment of $242.4 million ($289.9 million at full consolidation) recorded during the 11 months ended December 31, 2013. Additionally, upon closing, evaluation on a quarterly basis for other than temporary impairment of our equity method investment will be required. This could result in future impairments of our equity method investment. The closing of this transaction will significantly reduce our equity requirements for the full build-out of this project thereby reducing our development risk and improving our future liquidity.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed. Additionally, Twelve12 is currently under construction.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory at March 31, 2014 and December 31, 2013 follows:

	March 31, 2014		December 31, 2013
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$61,334	$55,381	$64,395	$58,149
Commercial outlots	59,518	69,942	64,293	71,669
Total Land Inventory (1)	$120,852	$125,323	$128,688	$129,818

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of March 31, 2014, we own 432 gross acres, of which 188 acres are saleable. We also have an option to purchase an additional 859 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV that is adjacent to the City Hall opened in 2012.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended	Two months ended	Quarter Ended
	March 31, 2014	December 31, 2013	October 31, 2013	July 31, 2013	April 30, 2013
Class A Common Stock
Closing Price, end of period	$19.10	$19.10	$20.26	$17.52	$18.67
High Closing Price	$19.58	$20.51	$20.50	$20.25	$18.67
Low Closing Price	$17.71	$18.20	$16.91	$17.15	$15.50
Average Closing Price	$18.88	$19.32	$18.72	$18.58	$17.15
Total Volume	48,844,589	29,215,341	67,320,220	71,921,030	72,555,200
Average Volume	800,731	712,569	1,035,696	1,123,766	1,189,430
Common shares outstanding, end of period	178,207,223	177,556,917	177,536,314	177,525,166	173,373,837
Class B Common Stock
Closing Price, end of period	$19.02	$18.93	$20.41	$17.75	$18.45
High Closing Price	$19.64	$20.41	$20.41	$20.00	$18.45
Low Closing Price	$17.69	$18.30	$16.87	$17.24	$15.73
Average Closing Price	$18.90	$19.24	$18.66	$18.57	$17.10
Total Volume	62,624	28,007	32,292	31,457	59,883
Average Volume	1,027	683	497	492	982
Common shares outstanding, end of period	19,548,552	20,173,558	20,191,151	20,194,160	20,216,683
Common Equity Market Capitalization	$3,775,571,418	$3,773,222,568	$4,008,987,114	$3,468,687,248	$3,609,887,338
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at March 31, 2014, follows:

	Requirement Per Agreement	As of March 31, 2014	As of December 31, 2013	As of October 31, 2013	As of July 31, 2013
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	1.60x	1.60x	1.61x	1.64x
Debt Yield Ratio	>9.25%	10.56%	11.57%	11.82%	11.29%
Cash Flow Coverage Ratio	3.00x	4.20x	3.62x	3.37x	3.28x
Total Development Ratio	<17%	8.36%	7.82%	8.90%	8.89%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,749,687	$3,738,475	$3,845,750	$3,923,092

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of March 31, 2014

	Year Ending December 31, 2014				Year Ending December 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$132,237	$46,885	$189,722	$275,074	$255,990	$28,919	$206,633	$433,704
Weighted average rate	7.09%	10.86%	5.50%	5.35%	5.61%	5.85%	5.51%	5.55%
Variable:
Variable-rate debt	498,273	74	28,199	526,398	134,221	6,488	124,413	252,146
Weighted average rate	3.70%	3.62%	3.03%	3.66%	3.04%	3.38%	2.36%	2.69%

Tax-Exempt	90,810	—	799	91,609	45,010	33,809	53,034	64,235
Weighted average rate	2.66%	—%	1.43%	2.65%	2.05%	2.05%	2.51%	2.43%
Total variable-rate debt	589,083	74	28,998	618,007	179,231	40,297	177,447	316,381
Total Nonrecourse Debt	$721,320	$46,959	$218,720	$893,081	$435,221	$69,216	$384,080	$750,085
Weighted Average Rate	4.19%	10.85%	5.16%	4.08%	4.45%	3.76%	4.07%	4.32%

	Thereafter				Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,239,638	$385,051	$1,431,319	$3,285,906	$2,627,865	$460,855	$1,827,674	$3,994,684
Weighted average rate	5.10%	6.67%	5.29%	5.00%	5.25%	7.04%	5.33%	5.08%
Variable:
Variable-rate debt	716,045	466	165,731	881,310	1,348,539	7,028	318,343	1,659,854
Weighted average rate	6.02%	3.90%	3.64%	5.58%	4.87%	3.41%	3.08%	4.53%

Tax-Exempt	439,388	5,659	164,930	598,659	575,208	39,468	218,763	754,503
Weighted average rate	1.18%	1.82%	1.42%	1.24%	1.48%	2.02%	1.68%	1.51%
Total variable-rate debt	1,155,433	6,125	330,661	1,479,969	1,923,747	46,496	537,106	2,414,357
Total Nonrecourse Debt	$3,395,071	$391,176	$1,761,980	$4,765,875	$4,551,612	$507,351	$2,364,780	$6,409,041
Weighted Average Rate	4.79%	6.59%	4.77%	4.63%	4.66%	6.60%	4.69%	4.52%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months Ended March 31, 2014 (in thousands)

	Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Revenues from real estate operations	$130,085	$5,102	$69,246	$6,990	$201,219
Arena revenues	—	—	—	—	—
Exclude straight-line rent adjustment	(3,039)	—	—	59	(2,980)
Adjusted revenues	127,046	5,102	69,246	7,049	198,239
Add interest and other income	1,784	21	519	—	2,282
Equity in earnings (loss) of unconsolidated entities	6,436	—	(6,444)	—	(8)
Exclude operating expenses of unconsolidated entities	28,947	—	(28,947)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	14,020	—	(14,020)	—	—
Exclude interest expense of unconsolidated entities	20,354	—	(20,354)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Adjusted total income	198,587	5,123	—	7,049	200,513
Operating expenses	81,548	2,828	28,947	4,763	112,430
Arena operating expenses	—	—	—	—	—
Operating expenses of unconsolidated entities	28,947	—	(28,947)	—	—
Non-Real Estate depreciation and amortization	214	—	—	—	214
Exclude straight-line rent adjustment	(441)	—	—	—	(441)
Adjusted operating expenses	110,268	2,828	—	4,763	112,203
Net operating income	88,319	2,295	—	2,286	88,310
Interest expense	(34,566)	(1,516)	(20,354)	(5,483)	(58,887)
Interest expense of unconsolidated entities	(20,354)	—	20,354	—	—
Loss on extinguishment of debt	(164)	—	—	(17)	(181)
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(2,014)	—	—	(41)	(2,055)
Net gain on change in control of interests	—	—	—	—	—
Straight-line rent adjustment	2,598	—	—	(59)	2,539
Noncontrolling interest in FFO	(779)	(779)	—	—	—
Pre-tax FFO from discontinued operations	(3,314)	—	—	3,314	—
Pre-Tax FFO	29,726	—	—	—	29,726
Income tax benefit (expense) on FFO	—	—	—	—	—
Funds From Operations (FFO)	$29,726	$—	$—	$—	$29,726
Depreciation and amortization - Real Estate Groups	(42,709)	—	—	(986)	(43,695)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	(467)	—	—	26,766	26,299
Gain on disposition of unconsolidated entities	—	—	—	—	—
Non-FFO from discontinued operations	25,780	—	—	(25,780)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$12,330	$—	$—	$—	$12,330

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months Ended March 31, 2014 (in thousands) (continued)

	Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Revenues from real estate operations	$67,319	$2,059	$40,282	$—	$105,542
Arena revenues	—	—	—	—	—
Exclude straight-line rent adjustment	5	—	—	—	5
Adjusted revenues	67,324	2,059	40,282	—	105,547
Add interest and other income	4,795	129	45	—	4,711
Equity in earnings (loss) of unconsolidated entities	28,764	(21)	(28,900)	—	(115)
Exclude operating expenses of unconsolidated entities	20,866	—	(20,866)	—	—
Exclude gain on disposition of unconsolidated entities	(24,796)	—	24,796	—	—
Exclude depreciation and amortization of unconsolidated entities	7,574	—	(7,574)	—	—
Exclude interest expense of unconsolidated entities	7,531	—	(7,531)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	252	—	(252)	—	—
Adjusted total income	112,310	2,167	—	—	110,143
Operating expenses	45,669	996	20,866	—	65,539
Arena operating expenses	—	—	—	—	—
Operating expenses of unconsolidated entities	20,866	—	(20,866)	—	—
Non-Real Estate depreciation and amortization	161	—	—	—	161
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted operating expenses	66,696	996	—	—	65,700
Net operating income	45,614	1,171	—	—	44,443
Interest expense	(9,185)	(163)	(7,531)	—	(16,553)
Interest expense of unconsolidated entities	(7,531)	—	7,531	—	—
Loss on extinguishment of debt	—	—	(252)	—	(252)
Loss on extinguishment of debt of unconsolidated entities	(252)	—	252	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(684)	—	—	—	(684)
Net gain on change in control of interests	2,759	—	—	—	2,759
Straight-line rent adjustment	(5)	—	—	—	(5)
Noncontrolling interest in FFO	(1,008)	(1,008)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Pre-Tax FFO	29,708	—	—	—	29,708
Income tax benefit (expense) on FFO	—	—	—	—	—
Funds From Operations (FFO)	$29,708	$—	$—	$—	$29,708
Depreciation and amortization - Real Estate Groups	(22,337)	—	—	—	(22,337)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	24,796	—	24,796
Gain on disposition of unconsolidated entities	24,796	—	(24,796)	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$32,167	$—	$—	$—	$32,167

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months Ended March 31, 2014 (in thousands) (continued)

	Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Revenues from real estate operations	$—	$—	$—	$—	$—
Arena revenues	35,357	15,950	—	—	19,407
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted revenues	35,357	15,950	—	—	19,407
Add interest and other income	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—
Exclude operating expenses of unconsolidated entities	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Adjusted total income	35,357	15,950	—	—	19,407
Operating expenses	—	—	—	—	—
Arena operating expenses	23,476	10,503	—	—	12,973
Operating expenses of unconsolidated entities	—	—	—	—	—
Non-Real Estate depreciation and amortization	17	—	—	—	17
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted operating expenses	23,493	10,503	—	—	12,990
Net operating income	11,864	5,447	—	—	6,417
Interest expense	(9,557)	(4,849)	—	—	(4,708)
Interest expense of unconsolidated entities	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(60)	—	—	—	(60)
Net gain on change in control of interests	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—
Noncontrolling interest in FFO	(598)	(598)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Pre-Tax FFO	1,649	—	—	—	1,649
Income tax benefit (expense) on FFO	—	—	—	—	—
Funds From Operations (FFO)	$1,649	$—	$—	$—	$1,649
Depreciation and amortization - Real Estate Groups	(4,941)	—	—	—	(4,941)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(3,292)	$—	$—	$—	$(3,292)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months Ended March 31, 2014 (in thousands) (continued)

	Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Revenues from real estate operations	$18,426	$1,829	$930	$—	$17,527
Arena revenues	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted revenues	18,426	1,829	930	—	17,527
Add interest and other income	3,245	316	4	—	2,933
Equity in earnings (loss) of unconsolidated entities	(18)	—	(108)	—	(126)
Exclude operating expenses of unconsolidated entities	701	—	(701)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	10	—	(10)	—	—
Exclude interest expense of unconsolidated entities	115	—	(115)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Adjusted total income	22,479	2,145	—	—	20,334
Operating expenses	8,849	873	701	—	8,677
Arena operating expenses	—	—	—	—	—
Operating expenses of unconsolidated entities	701	—	(701)	—	—
Non-Real Estate depreciation and amortization	49	—	—	—	49
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted operating expenses	9,599	873	—	—	8,726
Net operating income	12,880	1,272	—	—	11,608
Interest expense	138	—	(115)	—	23
Interest expense of unconsolidated entities	(115)	—	115	—	—
Loss on extinguishment of debt	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(5)	—	—	—	(5)
Net gain on change in control of interests	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—
Noncontrolling interest in FFO	(1,272)	(1,272)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Pre-Tax FFO	11,626	—	—	—	11,626
Income tax benefit (expense) on FFO	—	—	—	—	—
Funds From Operations (FFO)	$11,626	$—	$—	$—	$11,626
Depreciation and amortization - Real Estate Groups	(33)	—	—	—	(33)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$11,593	$—	$—	$—	$11,593

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months Ended March 31, 2014 (in thousands) (continued)

	Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Revenues from real estate operations	$—	$—	$—	$—	$—
Arena revenues	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted revenues	—	—	—	—	—
Add interest and other income	29	—	—	—	29
Equity in earnings (loss) of unconsolidated entities	(1,153)	—	—	—	(1,153)
Exclude operating expenses of unconsolidated entities	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Adjusted total income	(1,124)	—	—	—	(1,124)
Operating expenses	11,561	—	—	—	11,561
Arena operating expenses	—	—	—	—	—
Operating expenses of unconsolidated entities	—	—	—	—	—
Non-Real Estate depreciation and amortization	736	—	—	—	736
Exclude straight-line rent adjustment	—	—	—	—	—
Adjusted operating expenses	12,297	—	—	—	12,297
Net operating income	(13,421)	—	—	—	(13,421)
Interest expense	(9,282)	—	—	—	(9,282)
Interest expense of unconsolidated entities	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—
Pre-Tax FFO	(22,703)	—	—	—	(22,703)
Income tax benefit (expense) on FFO	5,323	—	—	—	5,323
Funds From Operations (FFO)	$(17,380)	$—	$—	$—	$(17,380)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(19,898)	—	—	—	(19,898)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(37,278)	$—	$—	$—	$(37,278)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three Months Ended March 31, 2014 (in thousands) (continued)

	Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Revenues from real estate operations	$215,830	$8,990	$110,458	$6,990	$324,288
Arena revenues	35,357	15,950	—	—	19,407
Exclude straight-line rent adjustment	(3,034)	—	—	59	(2,975)
Adjusted revenues	248,153	24,940	110,458	7,049	340,720
Add interest and other income	9,853	466	568	—	9,955
Equity in earnings (loss) of unconsolidated entities	34,029	(21)	(35,452)	—	(1,402)
Exclude operating expenses of unconsolidated entities	50,514	—	(50,514)	—	—
Exclude gain on disposition of unconsolidated entities	(24,796)	—	24,796	—	—
Exclude depreciation and amortization of unconsolidated entities	21,604	—	(21,604)	—	—
Exclude interest expense of unconsolidated entities	28,000	—	(28,000)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	252	—	(252)	—	—
Adjusted total income	367,609	25,385	—	7,049	349,273
Operating expenses	147,627	4,697	50,514	4,763	198,207
Arena operating expenses	23,476	10,503	—	—	12,973
Operating expenses of unconsolidated entities	50,514	—	(50,514)	—	—
Non-Real Estate depreciation and amortization	1,177	—	—	—	1,177
Exclude straight-line rent adjustment	(441)	—	—	—	(441)
Adjusted operating expenses	222,353	15,200	—	4,763	211,916
Net operating income	145,256	10,185	—	2,286	137,357
Interest expense	(62,452)	(6,528)	(28,000)	(5,483)	(89,407)
Interest expense of unconsolidated entities	(28,000)	—	28,000	—	—
Loss on extinguishment of debt	(164)	—	(252)	(17)	(433)
Loss on extinguishment of debt of unconsolidated entities	(252)	—	252	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(2,763)	—	—	(41)	(2,804)
Net gain on change in control of interests	2,759	—	—	—	2,759
Straight-line rent adjustment	2,593	—	—	(59)	2,534
Noncontrolling interest in FFO	(3,657)	(3,657)	—	—	—
Pre-tax FFO from discontinued operations	(3,314)	—	—	3,314	—
Pre-Tax FFO	50,006	—	—	—	50,006
Income tax benefit (expense) on FFO	5,323	—	—	—	5,323
Funds From Operations (FFO)	$55,329	$—	$—	$—	$55,329
Depreciation and amortization - Real Estate Groups	(70,020)	—	—	(986)	(71,006)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	(467)	—	24,796	26,766	51,095
Gain on disposition of unconsolidated entities	24,796	—	(24,796)	—	—
Non-FFO from discontinued operations	25,780	—	—	(25,780)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(19,898)	—	—	—	(19,898)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$15,520	$—	$—	$—	$15,520